UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

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On December 14, 2007, Luby’s, Inc. issued the following press release:

Contact: Rick Black, 713-329-6808

Matthew Sherman / Jeremy Jacobs

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Dan Burch / Charlie Koons

MacKenzie Partners, Inc.

212-929-5500

FOR IMMEDIATE RELEASE

LUBY’S FILES INVESTOR PRESENTATION;

MAILS BROCHURE TO SHAREHOLDERS

Luby’s Recommends Shareholders Vote FOR Experienced Directors and

Reject Ramius’ Opposition Slate

HOUSTON, TX, December 14, 2007 – In connection with Luby’s, Inc. (NYSE: LUB) 2008 Annual Meeting of Shareholders, which is scheduled for Tuesday, January 15, 2008, the Company today has an investor presentation with the Securities and Exchange Commission. Luby’s Board of Directors also has mailed to all shareholders a brochure recommending that all shareholders vote FOR Luby’s experienced directors – Dr. Judith B. Craven, Arthur R. Emerson, Frank Markantonis and Gasper Mir, III – on the WHITE proxy card. The investor presentation and brochure are both available under the “Annual Meeting” section of the Company’s website at https://www.lubys.com/annualshareholdermeeting.asp.

Below is selected text from the brochure:

VOTE FOR SHAREHOLDER VALUE

Luby’s shareholders have benefited immensely under the leadership of your Board and management team. Despite the challenging restaurant environment, Luby’s has returned to profitability and sale growth, eliminated more than $120 million of debt, and outperformed its competitors. Luby’s today has the financial strength to execute on its strategic growth plan.

VOTE FOR GROWTH

Your Board and management team have a strategic growth plan for Luby’s designed to create profitable growth and long-term shareholder value. Key elements of that plan include:

•

Opening 45-50 Innovative New Cafeteria Restaurants Over The Next Five Years: Luby’s new next-generation cafeterias offer customers an upscale dining experience that provides healthy choices, quality, variety and affordability. The first of our new restaurants, which opened in August 2007 in Cypress, Texas, is already outperforming the system average.

•	Investing In Our Existing Restaurants: We continue to update our existing locations to further enhance our guests’ dining experience and make Luby’s restaurants a comfortable place to eat.

•

Expanding the Luby’s Brand To Healthcare Facilities: This year we have grown our culinary contract business from one account to eight, including our well-received new dining facility at Baylor College of Medicine in Houston, Texas.

VOTE FOR EXPERIENCE

Each of your directors is a seasoned leader actively engaged in building shareholder value and positioning Luby’s for profitable growth. Luby’s directors are veterans in restaurant management, corporate leadership, real estate, finance, accounting, marketing, law and customer relations, all areas critical to Luby’s continued success.

VOTE FOR INDEPENDENCE

Your Board includes a majority of independent directors as well as an independent chairman. It consists of a diverse group of open-minded and experienced individuals. Furthermore, the interests of Luby’s Board are closely aligned with those of all Luby’s shareholders. In fact, Chris Pappas, President and CEO, and Harris Pappas, COO, are Luby’s two largest shareholders.

In the brochure, Luby’s Board also urges shareholders to reject dissident shareholder Ramius Capital and its nominees:

DON’T BE MISLED BY RAMIUS CAPITAL

A DISSIDENT SHAREHOLDER WITH A SHORTSIGHTED AGENDA

As you may know, a New York City-based hedge fund, Ramius Capital Group, L.L.C., and its affiliates have selected and nominated four of their own individuals for election to your Luby’s Board.

Ramius – a notorious dissident shareholder at other publicly traded companies – is a short-term shareholder with little to no experience in the restaurant industry and whose interests are not aligned with those of all other Luby’s shareholders.

We believe that the election of Ramius’ nominees to your Board would undermine Luby’s ability to continue executing its strategic growth plan and would permit Ramius to advance its short-term agenda at the expense of ALL other Luby’s shareholders:

•	Disrupt Luby’s Growth Strategy: Ramius’ misguided financial releveraging scheme to sell and leaseback the Company’s owned real estate would deplete Luby’s assets and disrupt future profitable growth.

•	Threaten Luby’s Profitability: Ramius’ plan would result in Luby’s paying more each year to rent the properties on which it operates, eroding margins and negatively impacting cash flow.

Ramius is not interested in creating long-term value for all Luby’s shareholders. We believe our strategic growth plan is the best way to create long-term value for all Luby’s shareholders.

WE URGE YOU TO DISCARD RAMIUS’ GOLD PROXY CARD TODAY!

Luby’s shareholders who have any questions or need assistance voting their WHITE proxy card should contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

About Luby’s

Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states. Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at http://www.lubys.com.

Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the

Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at
1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, scheduled openings of new units, the implementation of the Company’s strategic growth plan and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.

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